UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 23, 2013

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 23, 2013, the Board of Directors (the “Board”) of Ross Stores, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”). The full text of the amendments is attached hereto as Exhibit 3.4. The amendments take effect immediately.

The principal change to the Bylaws as a result of the amendments is to implement a majority voting standard with respect to uncontested elections of directors. The amendments provide that a director nominee in an uncontested election is not elected unless he or she receives more votes “for” election than votes “against” election and/or to “withhold” approval. A plurality voting standard remains applicable to any election in which there are more candidates nominated than there are director seats to be filled.

The foregoing description of the amendments to the Ross Stores, Inc. Amended and Restated Bylaws is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the text of the amendments to the Bylaws, which is attached hereto as Exhibit 3.4 and incorporated by reference herein. The Amended and Restated Bylaws as in effect prior to these amendments are attached as Exhibit 3.2 to the Form 10-Q filed by the Company for its quarter ended October 29, 2011.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
No.	Description
3.4	Amendments adopted January 23, 2013 to the Ross Stores, Inc. Amended and Restated Bylaws, last amended November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2013

ROSS STORES, INC.
Registrant

By:	/s/J. Call
John G. Call
Group Senior Vice President, Chief Financial Officer and
Corporate Secretary

Exhibit Index

Exhibit
No.	Description
3.4	Amendments adopted January 23, 2013 to the Ross Stores, Inc. Amended and Restated Bylaws, last amended November 16, 2011